Exhibit 3.13

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:59 PM 10/27/2009
FILED 06:56 PM 10/27/2009
SRV 090969391 - 4746645 FILE
CERTIFICATE OF FORMATION OF
OLD HICKORY STEAMWORKS, LLC
This Certificate of Formation of Old Hickory Steamworks, LLC (the “LLC”), dated as of October 27, 2009, is being duly executed and filed by Daniel F. Plucinski, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18 101, et seq.).
1. The name of the limited liability company formed hereby is
Old Hickory Steamworks, LLC
2. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
3. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of October 27, 2009.
Daniel F. Plucinski Authorized Person